                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Walibi S.A.

    We consent to the incorporation by reference in this Registration Statement of Premier Parks Inc. on Form S-3 (File No. 333-xxxxx) of our report dated March 18, 1998 on our audits of the financial statements of Walibi S.A. appearing in Premier Parks Inc.'s Registration Statement on Form S-4. We also consent to the reference of our firm under the caption "Experts" in this Registration Statement.

                                          Coopers & Lybrand
                                          Reviseurs
                                          d'Entreprises/Bedrijfsrevisoren
                                          BCV/SCC
                                          represented by
                                          /s/ Philippe Barbier

                                          Philippe Barbier

Brussels, Belgium
June 3, 1998